EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, effective as of the 1st day of July 2020, between Cannagistics, Inc., an Nevada Corporation, with principal offices at 1200 Veterans Highway, Suite 310, Hauppauge, NY 211788, (hereinafter referred to as the “Company”) and Rob Gietl, residing at 928 Homer Street unit 3102, Vancouver, British Columbia, Canada, V6B 1T7 (herein referred to as the “Employee”).

WITNESSETH:

WHEREAS, the Company desires to formalize its relationship with the Employee and the Employee wishes to formalize his relationship with the Company; and

WHEREAS, the Employee has the requisite experience, background and skills, and is willing to formalize his relationship with the Company on the terms and subject to the conditions contained herein.

NOW, THEREFORE, the parties have agreed to the following:

1.                  Employment. The Company hereby employs Employee, and Employee hereby agrees to enter into the agreement with the Company, as the Chairman and Chief Executive Officer (CEO) (“CEO” or “Employee”) of the Company reporting directly to the Board of Directors, effective as of this Agreement. This Agreement supersedes any prior Agreement.

2.                  No Breach of Obligations. Employee represents and warrants to the Company that he has the requisite skills and experience, and has proven his values and abilities to the Company, and is ready, willing and able to perform those duties attendant to the position for which he is hired and that his entry into this Agreement with the Company does not constitute a breach of any agreement with any other person, firm or corporation, nor does any prior agreement between Employee and any person, firm or corporation contain any restriction or impediment to the ability of Employee to perform those duties for which he was hired, or which may be assigned to, or reasonably expected of him.

3.                  Services. During the full term of this Agreement, the CEO shall perform to the best of his abilities the following services and duties, in such manner and at such times as the Company may direct, the following being included by way of example and not by way of limitations:

a)	The CEO will be available to discuss all company matters that are presented to him related to the operations and other responsibilities, within a reasonable time; and
b)	The CEO shall be responsible for such other duties and responsibilities as necessary to fulfill his duties as the CEO and Chairman of the Company.

4 Exclusivity. The CEO agrees that during the term of this Agreement he will impart and devote the necessary time, energy, skill and attention to the performance of his duties hereunder.

5. Place of Performance. The Employee agrees to perform his duties hereunder and agrees to the extent that it has been determined necessary and advisable, in the discretion of the Employee and Chief Executive Officer and Board of Directors, to travel to any place in the United States, Canada, or to a foreign country, where his presence is or may reasonably be required for the performance of his duties hereunder.

6. Compensation. The Company hereby agrees to compensate, and the Employee, hereby accepts for the performance of the services of CEO, as indicated below:

a) Compensation. The Company shall pay to the CEO an amount of USD$15,000 per month for the first year of this Agreement, USD$17,500 per month for the second year of this Agreement and USD$20,000 per month for the third year of this. Such compensation shall be payable in accordance with the regular payroll practices of the Company;

b) Stock Grant. The CEO shall be transferred a total of 2,000,000 shares of Series D Preferred Stock (to be transferred from Emerging Growth Advisors, Inc.). Said Series D Preferred Stock is convertible into 145,000,000 shares of common stock, and said Shares (whether converted or not) would vest 25% (500,000) quarterly beginning on or before January1st 2021; and as follows:

-Second release of shares in the amount 500,000 on or before April 1st 2021;

-Third release of shares in the amount 500,000 on or before July 1st 2021; and

-Fourth release of shares in the amount of 500,000 on or before October 1st 2021

c) Expenses. The CEO shall be reimbursed for all reasonable out-of-pocket expenses for travel, entertainment, etc. incurred by it in its performance under this Agreement, upon submission of documentation supporting such expense(s), on a monthly basis. Any reimbursable expenses in excess of $2,000.00 shall be approved in advance by the Company; and

d) Other Incentives. Employee shall be entitled to all the same benefits and incentives offered to all other senior management of the Company and its Parent Company, including and ESOP (Employee Stock Option Plan), Bonus Plan or other Stock Incentive Plan established by the Board of Directors.

e)       Vacation.     The CEO will be entitled to take 4 weeks paid vacation in the first calendar year of this agreement, 5 weeks paid vacation in the 2nd year and 6 weeks paid in the 3rd year, should the responsibilities of the business not allow for this, the weeks can be carried over from year to year; and

f) Carry-Over. The Company shall pay to CEO an additional sum of $40,000, representing monies advanced for travel and other expenses on behalf of the Company by the CEO prior to the effectiveness of this agreement. Said Carry-Over shall be paid in installments as acceptable to the CEO as such,

Payment 1- $10,000 USD on or before July 8, 2020

Payment 2- $30,000 USD as soon as short term funding is closed

7. Representation and Warranties of Employee. By virtue of his execution hereof, and in order to induce the Company to enter into this Agreement, the Employee hereby represents and warrants, as follows:

a) The CEO is not presently actively engaged in any business, employment or venture, which is, or may be, in direct conflict with the business of the Company;

b) The CEO as full power and authority to enter this Agreement with the Company and to perform in the time and manner contemplated; and

c) The CEO’s compliance with the terms and conditions of this Agreement, in the time and the manner contemplated herein, will not conflict with any instrument or agreement pertaining to the transaction contemplated herein, and will not conflict or result in a breach or, or constitute a default under any instrument to which he is a party;

d) The CEO represents that he shall devote his best efforts to the success of the Company.

2

8. Representation and Warranties of the Company. By virtue of the execution of this Agreement, the Company hereby represents and warrants to the CEO as follows:

a) The Company and the CEO agree that the CEO shall receive reimbursement for all reasonable expenses incurred by the CEO in connection with the performance of his duties hereunder subject to compliance with the Company’s procedures; and the Company shall pay to the CEO directly, or reimburse the CEO for all other reasonable necessary and proven expenses and disbursements incurred by the CEO for and on behalf of the Company in the performance of the CEO’s duties during the term of this Agreement.

9. Proprietary Rights. The CEO shall at no time before or after the termination of his employment hereunder use or divulge or make known to anyone without the express written consent of the Board of Directors of the Company (except to those duly authorized by the Company to have access thereto), any marketing systems, programs or methods, customer or client lists, computer programs configurations, systems or procedures, ideas, formulae, inventions, discoveries, improvements, secrets, processes or technical, or other information of the Company, or any accounts, customer or client lists, transactions or business affairs of the Company. All ideas, marketing systems, computer programs, configurations, system or procedures, program or methods, formulae, inventions, discoveries, improvements, secrets or processes, whether or not patentable or copyrightable, made or developed by the CEO during the term of this Agreement, or within two (2) years after its expiration or termination, and relating to the business of the Company, shall be the exclusive right of the Company, whether or not any claim of the CEO to compensation under Paragraph 6 hereof has been, or will be satisfied, and the CEO agrees to provide the Company at its request and expense such instruments and evidence as it may reasonably request to perfect, enforce and maintain the Company’s right to such property. At the conclusion of his employment by the Company, the CEO shall forthwith surrender to the Company all letters, brochures, agreements and documents of every character relating to the business affairs and properties of the Company then in his possession and shall not, without the Company’s prior written consent retain or disclose any copies thereof.

10. Competition. a) During the term of this Agreement, or upon the termination of his employment, whichever event shall occur earlier, and for a period of twelve (12) consecutive months thereafter, the CEO shall not, without the prior written consent of the Company engage, either as a Consultant, Agent, Proprietor, Officer, Director, Partner or majority stockholder in the business directly competitive to that of the Company.

b)       The CEO further covenants that during the stated term of this agreement, and for the twenty-four (24) month period thereafter, whichever shall occur earlier, he will not solicit any clients or customers known by him to be clients or customers of the Company for competitive business. The foregoing restrictions shall not apply to a termination of the CEO and Chairman’s employment by the Company without Cause, or a termination of the employment by the CEO because of a breach of the Agreement by the Company.

3

11. Term and Termination. This Agreement shall be deemed to be effective as of the date indicated above and shall continue in full force and effect for a period of three (3) years, commencing July 1, 2020, and end on June 30, 2023 unless sooner terminated as hereunder set forth. Any notification must be in writing.

a)       Termination by the Company for Cause.

1) The Company may terminate the CEO’s employment for Cause. Upon such termination the Company shall have no further obligations to the CEO, except for compensation, or other benefits due as of the date of Termination, but not yet paid.

2) “Cause” shall mean: (i) the CEO’s willful and continued failure substantially to perform his duties with the Company (other than as a result of the CEO’s incapacity due to illness or injury), if the CEO is not then acting in the best interests of the Company, as determined by the Board of Directors, or (ii) the CEO’s willful engagement in misconduct which is materially injurious to the Company, monetary or otherwise.

3) Termination for Cause shall be effectuated only if the Company has delivered to the CEO a copy of “Notice of Termination.”

b)       Termination by The CEO for Good Reason.

1) The CEO may terminate his employment for “Good Reason” by giving the Company a “Notice of Termination”. Upon such termination, The CEO shall have the rights described.

2) “Good Reason” shall mean, (i) The CEO being removed as described hereof, except in connection with termination of the CEO’s employment by the Company for Cause or Disability, or by the CEO without Good Reason; the assignment to the CEO, without his express written consent of any duties other than those permitted, the failure of the Company to obtain the assumption and agreement to perform this agreement by any successor as contemplated, repudiation by the Company of any obligations of the Company, the delivery of a “Notice of Termination.”

12. Notice of Termination. Any purported termination of the CEO’s employment shall be communicated by written “Notice of Termination” from one party to the other party hereto. For the purposes of this Agreement a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the CEO’s employment, under the provision so indicated. No purported termination by the Company of the CEO’s employment shall be effective if it is not effected pursuant to a “Notice of Termination” satisfying the requirements of this Paragraph.

13. Date of Termination. “Date of Termination” shall mean the date on which a “Notice of Termination” is given.

4

14.       Successors; Binding Agreement.

a) The Company shall require any purchaser of all the business of the Company, by agreement or form and substance satisfactory to the CEO, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform, if no such purchase had taken place. As used in this Agreement, “Company” shall mean the Company as hereinafter defined, and any successor to its business, or assets, which executes becomes bound by all the terms and provisions of this Agreement by operation of law.

b) This Agreement shall inure to the benefit of and be enforceable by the CEO’s personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees. If the CEO should die while any amount would still be payable to him hereunder if the CEO had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement with the terms of this Agreement to the CEO’s devisee, legatee or other designee, or if there be no designee, to his estate.

16. Laws of the State of New York. This Agreement is being delivered in the State of New York and shall be construed and enforced in accordance with the Laws of the State of New York, irrespective of the state of Incorporation of the Company and the place or domicile of the CEO.

17. Remedies on Breach. Any remedies on breach of this Agreement are to be determined exclusively through arbitration as discussed in the Agreement.

18. Prohibition Against Assignment. Except as herein above otherwise expressly provided, the CEO agrees on behalf of himself and of his executors and administrators, heirs, legates, distributees, and any other person, or persons claiming benefits under him by virtue of this Agreement and the rights, interests and benefits hereunder, shall not be assigned, transferred, pledged or hypothecated in any way by the CEO or any executor, administrator, heir, legatee, distrubutee or other persons claiming under the CEO by virtue of the Agreement and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge or hypothecation, or other dispositions of this Agreement of such rights, interests and benefits contrary to the foregoing provisions, or the levy of any attachment or similar process thereupon shall be null and void and without effect.

This Agreement has been approved by the Company and the Board of Directors, as indicated by their respective signatures. This Agreement has been approved by the CEO, as indicated by his signature.

[Balance of Page Intentionally Left Blank]

[Signature Page to Follow]

5

In Witness Whereof, the parties have executed this Agreement as of the date first indicated above and Agreed to by:

Cannagistics, Inc.

By:	/s/ James W. Zimbler

Name: James W. Zimbler

Title: President/Sole Director

Employee:

/s/ Rob Gietl

Rob Gietl

6